EXHIBIT 21


                    SUBSIDIARIES OF THE SMALL BUSINESS ISSUER


                  Company Name                            State of Incorporation
                  ------------                            ----------------------

Einstein Computer Corp.                                           Florida

Legal Club.com, Inc. (f/k/a And Justice for All)                  Florida

Legal Club Financial Corp. (d.b.a. PeoplesChoice)                 Florida

National Association of Networked Attorneys, Inc.                 Florida


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